                               EXHIBIT 11.1


                                ACCOM, INC.

                 STATEMENT RE COMPUTATION OF NET LOSS PER SHARE

                          (IN THOUSANDS, EXCEPT SHARE DATA)


                                             THREE MONTHS ENDED              SIX MONTHS ENDED
                                             -------------------             ----------------
                                           MARCH 31,     MARCH 31,       MARCH 31,     MARCH 31,
                                              1996          1995           1996          1995
                                           ----------    ---------       ---------     ---------
Primary and fully diluted:

Net loss                                     $(187)       $(2,043)         $(46)       $(1,836)
                                           ----------    ---------       ---------     ---------
                                           ----------    ---------       ---------     ---------
SHARES  USED IN  COMPUTATION
 OF NET LOSS PER SHARE (1)
    Weighted  average shares
     of common stock outstanding             6,419          2,353         6,412          2,347
    Shares related to Staff Accounting
      Bulletins Nos. 55, 64, and 83
        Preferred stock                       ----            417          ----            417
        Stock options                         ----            186          ----            186
                                           ----------    ---------       ---------     ---------
    Shares used in net loss per share
      computation                            6,419          2,956         6,412          2,950
                                           ----------    ---------       ---------     ---------
                                           ----------    ---------       ---------     ---------
Net loss per share                          $(0.03)        $(0.69)       $(0.01)        $(0.62)
                                           ----------    ---------       ---------     ---------
                                           ----------    ---------       ---------     ---------


(1) Conversion equivalent shares from stock options and convertible preferred stock are excluded from the computations as their effect is anti-dilutive.



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